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                                                                     Exhibit (n)

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



We consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Prospectus and Statement of Additional Information in this Pre-Effective Amendment No. 2 to the Registration Statement of Eaton Vance Short Duration Diversified Income Fund on Form N-2 filed by the Fund under the Securities Act of 1933, as amended (Registration No. 333-114596) and under the Investment Company Act of 1940, as amended (Registration No. 811-21563).


/s/ Deloitte & Touche LLP
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Boston, Massachusetts
January 21, 2005